SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 12, 2004

SAFEGUARD SCIENTIFICS, INC.

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA	1-5620	23-1609753

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA		19087-1945

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(610) 293-0600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events

     On February 12, 2004, Safeguard Scientifics, Inc. issued a press release announcing that it had priced $125 million in aggregate principal amount of 2.625% convertible senior debentures due 2024 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Safeguard will also grant the initial purchaser of the debentures a 30-day option to purchase up to an additional $25 million aggregate principal amount of the debentures.

     The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

99.1 Press Release of Safeguard Scientifics, Inc. dated February 12, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: February 12, 2004	By:	CHRISTOPHER J. DAVIS

Christopher J. Davis
Managing Director and Chief Financial Officer

Exhibit Index

99.1	Press release dated February 12, 2004 issued by Safeguard Scientifics, Inc.